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                                                                    EXHIBIT 99.1

                              Phone Voting Script
                             Proposal by Proposal

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Speech 1                      Welcome. Please enter your three-digit company
                              number located in the box in the upper right hand corner of the proxy card.
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Speech 2                      Please enter your seven digit NUMERIC Control
                              Number that is located in the box, directly under your company number.
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Speech 3                      To vote as the ReliaStar Financial Corp. Board
                              recommends on ALL proposals - Press 1 now.

                              System goes to Closing A.
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Speech 4                      To vote on each proposal separately, Press 0 now.
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Speech 5                      Proposal 1:

                              To Vote for ALL Nominees, Press 1: to Withhold from all nominees, Press 9; To withhold from an individual nominee, Press 0.

                              Make your selection now.

                              If 0 is pressed, system goes to Speech 5A.
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Speech 5A                     Enter the two-digit number that appears next to
                              the nominee you DO NOT wish to vote for.

                              Press 1 to withhold from another nominee or Press 0 if you have completed voting on Directors.

                              Subset: If 1 - repeat Subset - "Enter the two...."
                              If 0 - go to Proposal 2, Speech 6.
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Speech 6                      Proposal 2:
                              To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.
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System                        After completion - Go to Closing B.
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Closing A                You have voted as the Board recommended. If this is
                         correct, Press 1; if incorrect, Press 0.

                         If 1 is pressed - go to Speech 7. If 0 is pressed - go to Speech 8.
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Closing B                Your votes have been cast as follows:
                         Proposal 1 - For All - Withhold All - Withhold Nominee(s) Number _______.
                         Proposal 2 - For, Against, Abstain

                         If this is correct, Press 1; if incorrect, Press 0.

                         If 1 is pressed, go to Speech 7. If 0 is pressed, go to
                         speech 8.
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Speech 7                 If you plan to attend the annual meeting, Press 1; if
(optional)               not, Press 0.

                         Go to Speech 9.
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Speech 8                 Your votes have been canceled. Please call again, or
                         mark, sign, date and return your proxy card in the envelope provided. Good bye.
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Speech 9                 Thank you for voting.
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